                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): April 15, 1998


                               ASTA FUNDING, INC.
                               ------------------
            (Exact name of registrant as a specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                 0-26906                            22-3388607
                 -------                            ----------
         (Commission File Number)        (IRS Employer Identification No.)



            210 Sylvan Avenue, Englewood Cliffs, New Jersey   07632
            ---------------------------------------------------------
              (Address of Principal Executive Offices)      Zip Code


Registrant's telephone number, including area code: 201-567-5648


                                 Not Applicable
                                 --------------
          (Former name of former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On April 15, 1998, E.R. Receivables Corp., L.L.C. ("ER"), a Delaware limited liability company owned by Asta Funding, Inc. (the "Registrant"), purchased a $6.2 million loan portfolio of consumer receivables (the "Receivables") at a discount from Greenwich Capital Financial Products, Inc. and Hibernia National Bank. The consumer receivables are performing and non-performing in nature. Pursuant to the agreement, ER will service and collect amounts owned under the Receivables.

         This acquisition was financed by both a note payable to Greenwich Financial Products, Inc. and a note payable to Asta Group, Incorporated, an affiliate of ER.

         On April 30, 1998, ER sold $2.5 million worth of the Receivables to Sterling Financial Services Company for $2.0 million, or a premium to the original purchase price.

         The Registrant may purchase additional consumer receivables in the future.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibits
         --------
                  1. Accounts Purchase and Sale Agreement, dated as of April 15,1998, by and between ER and Greenwich Financial Products, Inc. and Hibernia National Bank.

                  2. Participation Agreement, date as of April 30, 1998, by and between ER and Sterling Financial Services Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ASTA FUNDING, INC.

                                              /s/ Gary Stern
                                              --------------------
                                              Gary Stern, President

Dated: May 12, 1998